Exhibit 10.2

INTELLECTUAL PROPERTY DISPOSAL AGREEMENT

THIS INTELLECTUAL PROPERTY DISPOSAL AGREEMENT (the “Agreement”) is made on January 25, 2017 (the “Effective Date”)
BETWEEN

1.	ASCENT SOLAR TECHNOLOGIES, INC. a Delaware Corporation, whose principal office is at 12300 N. Grant Street, Thornton, CO 80241 (“Ascent Solar”) and

2.	SUN PLEASURE CO. LTD., a corporation whose principal office is at Units 2501-03 25/F Stelux House 698 Prince Edward Road East San Po Kong Kowloon Hong Kong (the “Sun Pleasure”).
WHEREAS
(A)    Ascent Solar has agreed to sell and transfer all of its and its applicable affiliates’ legal right, title, interest and all economic benefit in the Intellectual Property (as defined IN Schedule A (1) of this agreement) to Sun Pleasure, and
(B)    Sun Pleasure has agreed to purchase and accept the same for the Consideration (as defined below).
NOW, IT IS AGREED as follows:

1.	DEFINITIONS. In this Agreement:
Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in New York, USA for the transaction of a full range of business.
Completion means completion of the transfer hereunder in accordance with Section 3.
Consideration has the meaning given to it Section 2.2.
Intellectual Property means the patent, product designs, trademarks, and domain names associated with the EnerPlex® mark and other intellectual property rights described on Schedule A.
Disposal Time means close of the Business Day on the Effective Date of this Agreement.

2.	THE DISPOSAL

2.1
Effective as of the Disposal Time, Ascent Solar hereby sells and transfers and Sun Pleasure hereby purchases all of Ascent Solar’s (and its applicable affiliates’) legal right, title and interest and economic benefits associated to the Intellectual Property as outlined in Schedule A (1).

2.2	The price of disposal by Ascent Solar in Section 2.1 shall be as outlined in Schedule A (2) (the “Consideration”).

2.3	Sun Pleasure shall not pay any direct tax such as sales tax, value added tax or other transfer tax necessary for disposal in Section 2.1.

2.4
SUN PLEASURE HEREBY ACKNOWLEDGES THAT ASCENT SOLAR MAKES NO REPRESENTATION OR WARRANTY TO SUN PLEASURE UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY, AND THAT THE ABOVE SALE AND TRANSFER IS MADE TO SUN PLEASURE ON AN “AS IS” BASIS.

3.	COMPLETION
3.1 The sale and purchase of the Intellectual Property shall be completed, and legal title and ownership in respect of the Intellectual Property shall be deemed to pass to Sun Pleasure, in each case, with effect from the Disposal Time.
3.2 Ascent Solar shall: (a) cause to be delivered or made available to the Sun Pleasure such additional documents which include but not limited to the certificate of the registration of the Intellectual Property, evidence for the application of the related Intellectual Property to relevant registration authority and the applications form or notice of related authority to transfer the legal title to Sun Pleasure and any other documents, and certificate to Sun Pleasure as may reasonably require to complete the sale and purchase of the Intellectual Property; and (b) do such other things reasonably necessary to give full effect to this Agreement.
3.3 Sun Pleasure shall:(a) Timely pay or cause to be paid the Consideration to Ascent Solar or to whom and in the manner as Ascent Solar prescribed in SCHEDULE A; and (b) cause to be delivered or made available to Ascent Solar such additional documents as Ascent Solar may reasonably require to complete the sale and purchase of the Intellectual Property; and (c) do such other things reasonably necessary to give full effect to this Agreement.

4.	GUARANTEE
As per clause 2.4, Ascent Solar dispose the Intellectual Property at “As is” basis. To that end, Ascent Solar agrees to make commercially reasonable efforts to change and update the registrations of the Intellectual Property as soon as is reasonably practical. Further, Ascent Solar hereby guarantees the following:-

a)	The Intellectual Property included in this Disposal Agreement is properly registered in related legal authority that Ascent Solar has the entire legal and beneficial and economic interests.

b)	The Intellectual Property is not pledged, charged, mortgaged to other parties in any way to secure for any legal or financial obligations of Ascent Solar.

5.	ENTIRE AGREEMENT
This Agreement (including the Schedules, which are hereby incorporated in the terms of this Agreement) sets forth the entire understanding and agreement among the parties as to matters covered herein and therein and supersedes any prior understanding, agreement or statement (written or oral) of intent among the parties with respect to the subject matter hereof.

6.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.	VARIATION
No waiver shall be deemed to have been made by any party of any of its rights under this Agreement unless the same is in writing and is signed on its behalf by an authorized signatory. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. To be binding, any amendment of this Agreement must be effected by an instrument in writing signed by the parties.

8.	NOTICES
All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to this Agreement shall be in writing, shall be effective upon receipt, and shall be sent by hand, facsimile, air courier or certified or registered mail, return receipt requested, as follows:

If to Sun Pleasure:	If to Ascent Solar:
Attn: Vincent Lau, CEO	Attn.: Victor Lee, CEO
Units 2501-03 25/F Stelux House 698 Prince Edward Road East San Po Kong Kowloon Hong Kong (+852) 2707-0562 (fax)	12300 N. Grant Street Thornton, CO 80241 USA
With a copy to: Legal Affairs Dept. at same address

or to such other address as a party may specify by notice from time to time in writing to the other parties in the manner specified in this Section.
9.    COSTS
Ascent Solar and the Sun Pleasure shall each pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this Agreement and the transactions contemplated by it.

10.	GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of Colorado without regard to conflicts-of-laws principles.

AS WITNESS, this Agreement has been signed by or on behalf of the parties the day and year first above written.

Ascent Solar Technologies, Inc.	Sun Pleasure Co. Ltd.

Signature: /s/ Victor Lee	Signature: /s/ Vincent Lau
Name (Print/Type): Victor Lee	Name (Print/Type): Vincent Lau
Title: President & CEO	Title: CEO

In Witness of	In Witness of
Signature:	Signature:
Name (Print/Type):	Name (Print/Type):

:

SCHEDULE A – Proprietary Intellectual Property & Consideration

1.	Intellectual Property

a.	Designs*(registered, patented and pending)
Generatr design
Jumpr designs
including but not limited to the following registration and application numbers:

Title                            US Application Number
Portable Energy Storage and Distribution Device        App. 29/514,484
Portable Energy Storage and Distribution Device        App. 29/514,490
Copies of Filing Receipt and Application enclosed as part of Schedule A.

b.	Trademarks (word and design; issued and pending) including but not limited to the following registration and application numbers
US Application / Registration No.(s)
EnerPlex                        5,124,314; 4,441,523; 4,401,807
EnerPlex Packr                        4,871,122
EnerPlex Jumpr                        4,441,347
EnerPlex Kickr                        4,433,827
EnerPlex Generatr                    4,837,477
EnerPlex Commandr                    4,933,190
Copies of Trademark Certificates enclosed and is regarded as part of Schedule A.

c.	Domains (Registrar: godaddy.com) www.enerplex.com
www.goenerplex.com

d.	Items Excluded:-
Photovoltaic (PV) and solar related technologies, designs and products (“PVIP”) and EnerPlex-related Intellectual Property for solar related designs and products (such as PV blanket products, currently marketed as EnerPlex Kickr, -Packr, and -Commandr products). Such Intellectual Property includes but is not limited to the following Patents:

Title	US Registration No.	Registration Date
Apparatus and Method of Production of Thin Film Photovoltaic Modules	7,271,333	09/18/2007
Flexible Photovoltaic Array With Integrated Wiring And Control Circuitry, and Associate Methods	7,812,247	10/12/2010
Machine and Process for Sequential Multi-Sublayer Deposition of Copper Indium Gallium Diselenide Compound Semiconductors	8,021,905	09/20/2011
Systems and Processes for Bifacial Collection and Tandem Junctions Using a Flexible Thin-Film Photovoltaic Device	8,124,870	02/28/2012
Reinforcing Structures for Thin-Film Photovoltaic Device Substrates, and Associated Methods	8,207,442	06/26/2012
Apparatus and Method for Hybrid Photovoltaic Device Having Multiple, Stacked, Heterogeneous, Semiconductor Junctions	8,426,725	04/23/2013
Machine and Process for Sequential Multi-Sublayer Deposition of Copper Indium Gallium Diselenide Compound Semiconductors	8,465,589	06/18/2013
Mobile Electronic Device Case	D697,502	01/14/2014
Machine and Process for Continuous, Sequential, Deposition of Semiconductor Solar Absorbers Having Variable Semiconductor Composition Deposited in Multiple Sublayers	8,648,253	02/11/2014
Array of Monolithically Integrated Thin Film PhotoVoltaic Cells and Associated Methods	8,716,591	05/06/2014
Apparatus and Method for Hybrid Photovoltaic Device Having Multiple, Stacked, Heterogeneous, Semiconductor Junctions	9,147,783	09/29/2015
Multilayer Thin-Film Back Contact System For Flexible Photovoltaic Devices On Polymer Substrates	9,209,322	12/08/2015
Multilayer Thin-Film Back Contact System For Flexible Photovoltaic Devices On Polymer Substrates	9,219,179	12/22/2015
Hybrid Multi-Junction Photovoltaic Cells And Associated Methods	9,349,905	05/24/2016

2.	Consideration
In consideration for the disposal of intellectual property defined, Sun Pleasure shall pay Ascent Solar as follows:

1.	Provide a payment of 150,000 US Dollars to Ascent Solar, per Wire Instructions in Schedule B;

2.	Provide Ascent Solar with a 100,000 US Dollars product credit for future purchase of Sun Pleasure products; and

3.	A consideration of 1,077,485.94 USD to Ascent Solar by way of settlement of the debt due by Ascent Solar to Sun Pleasure.

4.
Pursuant to clause 2.2, the consideration shall be supported a valuation of the Intellectual Property by an independent third party valuation firm, appointed by both parties. Ascent Solar will use their best efforts to provide all necessary documentation to support the valuation.

SCHEDULE B –
Ascent Solar Incoming Wire Instructions

Bank Name:
Bank Address:
Account Name:     Ascent Solar Technologies, Inc.

Account Number:

SWIFT Code (International Routing Number):